FOR IMMEDIATE RELEASEEvans Bancorp Reports Second Quarter 2007 Financial Results

•	Net loss of $(139) thousand for the quarter after previously announced balance sheet restructuring

•	Net operating income grows 7.3% over prior year quarter

•	Net loans and leases grow 10.8% from prior year quarter

•	Deposits grow 8.8% from prior year quarter

•	Net interest margin improves 49 basis points quarter over quarter to 3.97%

ANGOLA, NY, August 8, 2007 – Evans Bancorp, Inc. (NASDAQ: EVBN), today reported its results of operations for the second quarter which ended June 30, 2007.

In the second quarter of 2007, Evans Bancorp recorded a net loss of $(139) thousand, or $(0.05) per diluted share, compared with net income of $1.07 million, or $0.39 per diluted share, in the second quarter of 2006. When adjusted for what management considers to be “non-operating” items, “net operating” income for the second quarter of 2007 was $1.17 million, up 7.3% from $1.09 million during last year’s second quarter, and diluted operating earnings per share increased $0.02, or 5.0%, to $0.42 per share.

For the six months ended June 30, 2007, net income was $1.15 million, or $0.42 per diluted share, down from $2.48 million, or $0.91 per diluted share, in the year earlier period. For the same period, net operating income was $2.48 million, down slightly from $2.51 million for the same period in 2006, and diluted net operating earnings per share was $0.91 compared with $0.92 last year.

In accordance with U.S. generally accepted accounting principles (“GAAP”), included in the computation of earnings for the 2007 second quarter period were a $(1.41) million, or $(0.51) per diluted share, after-tax loss on the sale of securities and a $0.11 million, or $0.04 per diluted share, after-tax gain related to a correction in SFAS 91 loan fee income. Management considers these two items to be non-operating in nature and is therefore presenting supplemental reporting of its results on a “net operating” basis. This non-GAAP information is being disclosed because management believes that providing these non-GAAP financial measures provides investors with information useful in understanding the Company’s financial performance, its performance trends, and financial position. Specifically, the Company provides measures based on “net operating earnings,” which excludes transactions and other revenue and expenses that are not reflective of ongoing operations or not expected to recur. While the Company’s management uses these non-GAAP measures in its analysis of the Company’s performance, this information should not be viewed as a substitute for financial results determined in accordance with GAAP or considered to be more important than financial results determined in accordance with GAAP, nor is it necessarily comparable with non-GAAP measures which may be presented by other companies. A reconciliation of net (loss) income and diluted (loss) earnings per share with net operating income and diluted net operating earnings per share is provided in Table 1.

As was announced on June 27, 2007, Evans sold $45 million of investment securities at a loss in order to restructure its balance sheet to de-lever its investment in lower-margin assets with the objective of reducing higher-cost wholesale borrowings. This transaction has provided excess capital compared with historical levels. Management may consider various alternatives for deploying this capital, including share buybacks, increased or special dividends, acquisitions, and other investment and capital management initiatives.

David J. Nasca, president and CEO, of Evans Bancorp, commented, “When viewed on a comparable basis, we believe our performance is beginning to demonstrate our efforts to strengthen the financial performance of the Company. We are taking measures to change the operating and sales environment at Evans in order to improve our efficiency and grow revenue. We are implementing accountability measures that should drive better execution of everything we do.” He added, “Importantly, our branch marketing activities and cross-selling program are demonstrating results through the growth in core deposits. We are focused on getting better returns on our earning assets, and despite the interest rate environment, to keep the cost of funds from accelerating at a rate faster than our asset yield. Our improved net interest margin is a reflection of this focus.”

Reconciliation of GAAP Net (Loss) Income to Net Operating Income

TABLE 1

	Three months ended			Six months ended
	June 30			June 30
	2007	2006	Inc (dec)	2007	2006	Inc (dec)
(in thousands, except per share)
GAAP Net (Loss) Income	(139)	1,071		1,148	2,477
Loss on sale of securities*	1,413	—		1,414	—
Gain related to SFAS 91 loan fee income accounting error correction*	(106)	18		(79)	29

Net operating income	1,168	1,089	7.3%	2,483	2,506	-0.9%

GAAP diluted (loss) earnings per share	(0.05)	0.39		0.42	0.91
Loss on sale of securities*	0.51	—		0.52	—
Gain related to SFAS 91 loan fee income accounting error correction*	(0.04)	0.01		(0.03)	0.01

Diluted net operating earnings per share	0.42	0.40	5.0%	0.91	0.92	-1.1%

* After any tax-related effect

Gary A. Kajtoch, Senior Vice President and Treasurer of Evans Bancorp, commented, “The restructuring of our balance sheet was a significant first step toward increasing shareholder value by freeing up capital that will provide us greater financial flexibility. We believe that the reduction in assets and the associated loss in the second quarter were short term events that enable us to create more value over the long term.”

Revenue and Expenses
Net interest income of $4.19 million for the second quarter of 2007 was up $0.56 million, or 15.5%, from the second quarter 2006. Total interest income for the second quarter of 2007 was $7.40 million, up $0.88 million, or 13.5%, from the same period last year, primarily due to higher interest income from loans and leases which increased $1.15 million, or 23.3%, to $6.09 million on growth in the Company’s commercial loan portfolio, particularly its leasing company. Interest expense increased $0.32 million, or 11.0%, from $2.89 million in the second quarter of last year as a result of an increase in average time deposit balances along with higher rates being paid on those time deposits.

The Company’s net interest margin for the quarter was 3.97%, up 49 basis points from last year’s second quarter net interest margin of 3.48% and a sequential increase of 37 basis points from the first quarter of 2007. The SFAS 91 loan fee income accounting adjustment accounts for 13 bps of the improvement from the prior year second quarter. Other contributing factors to the improvement in net interest margin were the growth in the Company’s commercial loan portfolio, particularly the leasing portfolio through Evans National Leasing, and the growth of interest free funds. The Company continues to have success in penetrating its market area with core transactional demand deposits. The contribution of free funds increased 16 bps from last year’s second quarter.

Net interest income after the provision for loan and lease losses was $3.85 million in the second quarter of 2007, up $0.45 million, or 13.1%, from $3.40 million in the same period of 2006. A higher provision for loan and lease losses, which affects the income statement, reflects the continued strong growth of the Company’s leasing portfolio.

Non-interest income was $0.3 million in the second quarter of 2007, down $2.2 million from $2.5 million in the same period of 2006. The decrease was due to the loss on the sale of securities. Excluding the loss on the sale of securities, all other non-interest income increased $0.10 million in the second quarter of 2007 compared with the same period in 2006. Higher income from deposit service charges, bank-owned life insurance and other income, which includes service fees for loans and leases, more than offset the decline in insurance revenue. The insurance business is facing a soft market in which lower premiums are offsetting the growth in the number of new accounts and premiums from existing relationships.

Non-interest expense for the second quarter of 2007 increased 5.1% to $4.71 million from $4.48 million in the second quarter of 2006. A large part of the increase was due to the personnel and occupancy expenses associated with the Company’s newest branch office, which opened in Tonawanda, NY in December 2006. The Company has also incurred higher professional services expenses as management has engaged consultants to aid in analyzing the bank’s distribution network and to strengthen its investor relations program. Accounting and legal fees have also increased from last year.

Loan Growth

At June 30, 2007, total assets were $469.5 million compared with $468.1 million at June 30, 2006 and $473.9 million at December 31, 2006. Net loans increased 10.8% to $298.5 million from $269.4 million at June 30, 2006, and increased from $285.4 million at December 31, 2006. The increase in net loans was offset by the sale of securities resulting in a decline in total assets at the end of the current quarter when compared with December 31, 2006.

Core Deposit Expansion

Deposits increased 8.8% and 4.9% to $373.1 million when compared with the second quarter last year and December 31, 2006, respectively. Sequentially, deposits declined 1.8% when compared with the March 31, 2007 balance. This slight decline occurred primarily in time deposits as the Company began to allow some of its higher-cost time deposits to roll off as part of its previously announced de-leverage strategy.

Asset Quality

Nonperforming loans and leases to total loans and leases decreased to 0.26%, an 11 basis point improvement over June 30, 2006. On the balance sheet, the allowance for loan and lease losses to total loans and leases was 1.28% compared with 1.32% at June 30, 2006.

Stockholders’ equity was $41.1 million as of June 30, 2007, up from $39.5 million at December 31, 2006.

Outlook

Mr. Nasca concluded, “We believe that we are making headway in our efforts to grow our business in Western New York, improve our capabilities for cross selling services and strengthen our earnings momentum. We are evaluating all aspects of our business to remain competitive in the current environment and intend to continue to strategically increase our presence and grow our franchise in this market.”

About Evans Bancorp, Inc.
Evans Bancorp, Inc., a registered financial holding company under the Bank Holding Company Act of 1956, is the parent company of Evans National Bank, a commercial bank with $469 million in assets and $373 million in deposits at June 30, 2007. The Bank has 11 branches located in Western New York. Evans National Leasing, Inc., an indirect wholly-owned subsidiary of Evans National Bank is a general business equipment leasing company with customers throughout the U.S. ENB Insurance Agency, Inc. is an indirect, wholly-owned subsidiary of Evans Bancorp and provides retail and commercial property and casualty insurance through 12 agencies in the Western New York region. ENB Associates Inc., a wholly-owned subsidiary of ENB Insurance Agency, provides non-deposit investment products such as annuities and mutual funds. More information on Evans Bancorp, Inc and Evans National Bank can be found at: www.evansbancorp.com and www.evansnationalonline.com.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning future business, revenues and earnings. These statements are not historical facts or guarantees of future performance, events or results. There are risks, uncertainties and other factors that could cause the actual results of Evans Bancorp to differ materially from the results expressed or implied by such statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, include competitive pressures among financial services companies, interest rate trends, general economic conditions, changes in legislation or regulatory requirements, effectiveness at achieving stated goals and strategies, difficulties in achieving operating efficiencies and difficulties in integrating acquired companies’ businesses. These risks and uncertainties are more fully described in Evans Bancorp’s Annual and Quarterly Reports filed with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made. Evans Bancorp undertakes no obligation to publicly update or revise forward-looking information, whether as a result of new, updated information, future events or otherwise.

For more information contact:	-OR-
Gary A. Kajtoch Senior Vice President and Treasurer	Deborah K. Pawlowski, Kei Advisors LLC
Phone: (716) 926-2000 Email: gkajtoch@evansnational.com	Phone: (716) 843-3908 Email: dpawlowski@keiadvisors.com

SCHEDULES FOLLOW

EVANS BANCORP, INC. AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS
(In thousands except share and per share data)

	Three Months Ended
	June 30,
	2007	2006
Performance ratios, annualized
Return on average total assets	-0.12%	0.92%
Return on average stockholders’ equity	-1.37%	11.60%
Common dividend payout ratio (TTM)	51.66%	37.80%
Efficiency ratio	67.35%	71.07%
Yield on average earning assets	7.01%	6.25%
Cost of interest-bearing liabilities	3.67%	3.24%
Net interest rate spread	3.34%	3.01%
Contribution of interest-free funds	0.63%	0.47%
Net interest margin	3.97%	3.48%
Asset quality data
Past due over 90 days and accruing	$98	$199
Nonaccrual loans	$674	$813
Total non-performing loans	$772	$1,012
Other real estate owned (ORE)	$0	$40
Total non-performing assets	$772	$1,052
Net loan charge-offs (recoveries)	$365	$(12)
Net charge-offs to average total loans	0.50%	-0.02%
Asset quality ratios
Non-performing loans to total loans and leases	0.26%	0.37%
Non-performing assets to total assets	0.16%	0.22%
Allowance for loan and lease losses to total loans and leases	1.28%	1.32%
Allowance for loan and lease losses to non- performing loans and leases	500.78%	356.13%
Capital ratios
Average common equity to average total assets	8.60%	7.91%
Leverage ratio	8.99%	8.52%
Tier 1 risk-based capital ratio	12.64%	12.52%
Risk-based capital ratio	13.82%	13.68%
Book value per share*	$14.94	$13.65
Common shares outstanding
Average-diluted*	2,743,819	2,727,803
Period end basic*	2,747,675	2,727,101

EVANS BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands except share and per share data)

	June 30,	December 31,
	2007	2006
ASSETS
Cash and due from banks	$13,907	$11,710
Interest-bearing deposits at other banks	568	882
Securities:
Available for sale, at fair value	115,387	133,519
Held to maturity, at amortized cost	2,387	4,211
Loans and leases, net of allowance for loan and lease losses of $3,866
in 2007 and $3,739 in 2006	298,452	285,367
Properties and equipment, net	8,536	8,743
Goodwill	10,006	10,003
Intangible assets	2,012	2,298
Bank-owned life insurance	10,457	10,140
Other assets	7,780	7,021

TOTAL ASSETS	$469,492	$473,894

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES
Deposits:
Demand	$74,434	$72,125
NOW	10,178	11,253
Regular savings	87,771	85,084
Muni-vest	45,162	31,240
Time	155,582	156,047

Total deposits	373,127	355,749
Securities sold under agreement to repurchase	6,622	8,954
Other short-term borrowings	5,800	24,753
Other liabilities	9,457	9,089
Junior subordinated debentures	11,330	11,330
Long-term borrowings	22,095	24,476

Total liabilities	428,431	434,351

CONTINGENT LIABILITIES AND COMMITMENTS

STOCKHOLDERS’ EQUITY:
Common stock, $.50 par value; 10,000,000 shares authorized;
2,753,321 and 2,745,338 shares issued, respectively, and
2,747,675 and 2,733,056 shares outstanding, respectively	1,377	1,373
Capital surplus	26,283	26,160
Retained earnings	14,416	14,196
Accumulated other comprehensive loss, net of tax	(906)	(1,917)
Less: Treasury stock, at cost (5,646 and 12,282 shares, respectively)	(109)	(269)

Total stockholders’ equity	41,061	39,543

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$469,492	$473,894

EVANS BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands except share and per share data)

	Three Months Ended June 30,
	2007	2006
INTEREST INCOME
Loans and leases	$6,094	$4,942
Interest bearing deposits at banks	10	19
Securities:
Taxable	861	1,075
Non-taxable	435	483

Total interest income	7,400	6,519
INTEREST EXPENSE
Deposits	2,670	2,126
Other borrowings	313	557
Junior subordinated debentures	223	206

Total interest expense	3,206	2,889

NET INTEREST INCOME	4,194	3,630
PROVISION FOR LOAN AND LEASE LOSSES	345	228

NET INTEREST INCOME AFTER
PROVISION FOR LOAN AND LEASE LOSSES	3,849	3,402

NON-INTEREST INCOME:
Bank charges	548	477
Insurance service and fees	1,423	1,510
Net (loss) on sales of securities	(2,302)	-
Premium on loans sold	4	1
Bank-owned life insurance	177	128
Other	439	373

Total non-interest income	289	2,489

NON-INTEREST EXPENSE:
Salaries and employee benefits	2,621	2,440
Occupancy	525	501
Supplies	73	83
Repairs and maintenance	140	134
Advertising and public relations	133	190
Professional services	273	251
Amortization of intangibles	142	135
Other insurance	90	90
Other	715	660

Total non-interest expense	4,712	4,484

(LOSS) INCOME BEFORE INCOME TAXES	(574)	1,407

INCOME TAX (BENEFIT) PROVISION	(435)	336

NET (LOSS) INCOME	($139)	$1,071

Net (loss) income per common share-basic	($0.05)	$0.39

Net (loss) income per common share-diluted	($0.05)	$0.39

Cash dividends per common share	$0.00	$0.00

Weighted average number of common shares	2,743,819	2,724,710

Weighted average number of diluted shares	2,743,819	2,727,803

EVANS BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In thousands except share and per share data)

	Six Months Ended June 30,
	2007	2006
INTEREST INCOME
Loans and leases	$11,694	$9,567
Interest bearing deposits at banks	97	30
Securities:
Taxable	1,873	2,179
Non-taxable	878	957

Total interest income	14,542	12,733
INTEREST EXPENSE
Deposits	5,373	4,021
Other borrowings	663	1,040
Junior subordinated debentures	441	398

Total interest expense	6,477	5,459

NET INTEREST INCOME	8,065	7,274
PROVISION FOR LOAN AND LEASE LOSSES	660	510

NET INTEREST INCOME AFTER
PROVISION FOR LOAN AND LEASE LOSSES	7,405	6,764

NON-INTEREST INCOME:
Bank charges	1,019	975
Insurance service and fees	3,552	3,687
Net (loss) on sales of securities	(2,303)	-
Premium on loans sold	5	4
Bank-owned life insurance	317	233
Other	843	736

Total non-interest income	3,433	5,635

NON-INTEREST EXPENSE:
Salaries and employee benefits	5,289	4,941
Occupancy	1,128	1,033
Supplies	151	168
Repairs and maintenance	279	271
Advertising and public relations	220	261
Professional services	525	395
Amortization of intangibles	286	265
Other insurance	180	177
Other	1,586	1,459

Total non-interest expense	9,644	8,970

INCOME BEFORE INCOME TAXES	1,194	3,429

INCOME TAXES	46	952

NET INCOME	$1,148	$2,477

Net income per common share-basic	$0.42	$0.91

Net income per common share-diluted	$0.42	$0.91

Cash dividends per common share	$0.34	$0.34

Weighted average number of common shares	2,737,232	2,723,835

Weighted average number of diluted shares	2,737,914	2,725,870

EVANS BANCORP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED AVERAGE BALANCE SHEETS AND ANNUALIZED RATES
(Unaudited)
(In thousands except share and per share data)

	Three Months Ended			Three Months Ended
	June 30, 2007			June 30, 2006
	Average	Interest		Average	Interest
	Outstanding	Earned/	Yield/	Outstanding	Earned/	Yield/
	Balance	Paid	Rate	Balance	Paid	Rate
	(dollars in thousands)			(dollars in thousands)
ASSETS
Interest-earning assets:
Loans and leases, net	$294,365	$6,094	8.28%	$264,064	$4,942	7.49%
Taxable securities	85,975	861	4.01%	106,830	1,075	4.03%
Tax-exempt securities	39,425	435	4.41%	45,151	483	4.28%
Interest bearing deposits at banks	2,333	10	1.71%	1,458	19	5.21%

Total interest-earning assets	422,098	7,400	7.01%	417,503	6,519	6.25%

Noninterest-earning assets:

Cash and due from banks	10,789			12,507
Premises and equipment, net	8,653			8,194
Other assets	29,681			28,865

Total Assets	$471,221			$467,069

LIABILITIES & STOCKHOLDERS’ EQUITY
Interest-bearing liabilities:
NOW	$11,015	$6	0.22%	$11,659	$6	0.21%
Regular savings	85,638	256	1.20%	87,352	220	1.01%
Muni-Vest savings	46,989	514	4.38%	43,123	458	4.25%
Time deposits	156,521	1,894	4.84%	142,847	1,442	4.04%
Other borrowed funds	30,495	298	3.91%	53,715	546	4.07%
Junior subordinated debentures	11,330	223	7.87%	11,330	206	7.27%
Securities sold U/A to repurchase	7,453	15	0.81%	6,373	11	0.69%

Total interest-bearing liabilities	349,441	$3,206	3.67%	356,399	$2,889	3.24%

Noninterest-bearing liabilities:
Demand deposits	71,340			66,149
Other	9,913			7,598

Total liabilities	$430,694			$430,146

Stockholders’ equity	40,527			36,923

Total Liabilities and Equity	$471,221			$467,069

Net interest earnings		$4,194			$3,630

Net yield on interest earning assets			3.97%			3.48%

Interest rate spread			3.34%			3.01%